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                                                           Exhibit 23(d)

                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 and the related Prospectus, of our report dated November 14, 1997, relating to the audited historical summary of gross income and direct operating expenses of Space Center Tysons, Inc., which report is included in the Trust's Current Report on Form 8-K dated November 21, 1997.

MCGLADREY & PULLEN, LLP



March 16, 1998